BUFFALO FUNDS
AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT to the Distribution Agreement (the “Distribution Agreement”) dated as of April 25th, 2003, by and among Kornitzer Capital Management, Inc., a Kansas corporation (the “Adviser”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) and the following investment companies: Buffalo Balanced Fund, Inc., Buffalo Large Cap Fund, Inc. Buffalo High Yield Fund, Inc., Buffalo USA Global Fund, Inc., Buffalo Small Cap Fund, Inc. and Buffalo Funds, a Delaware statutory trust (each investment company and/or series a “Fund” and collectively the “Buffalo Funds”), is entered into by the parties effective as of August 10, 2007.

RECITALS

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and s the investment adviser and manager of the Funds; and

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and

WHEREAS, through the Distribution Agreement, the Adviser has retained the Distributor as principal underwriter for the Funds; and

WHEREAS, the parties desire to amend the Distribution Agreement to add a fund;

NOW, THEREFORE, the parties agree as follows:

Exhibit A, the Fund names, is replaced in its entirety by Exhibit A attached hereto.

Except to the extent supplemented hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

QUASAR DISTRIBUTORS, LLC                                                                                     KORNITZER CAPITAL MANAGEMENT, INC.

By: /s/ James R. Schoenike                                                                                                                By: /s/ John C. Kornitzer__________
       James R. Schoenike, President                                                                                                            John C. Kornitzer, President

Buffalo Balanced Fund, Inc.
Buffalo High Yield Fund, Inc.
Buffalo Large Cap Fund, Inc.
Buffalo USA Global Fund, Inc.
Buffalo Small Cap Fund, Inc.
Buffalo Funds (the Delaware statutory trust)

By:/s/ Kent W. Gasaway
            Kent W. Gasaway, President

EXHIBIT A to the Distribution Agreement

Fund Names

Name of Fund/Series	Date Added

Buffalo Balanced Fund, Inc.	April 25, 2003

Buffalo High Yield Fund, Inc.	April 25, 2003

Buffalo Large Cap Fund, Inc.	April 25, 2003

Buffalo Small Cap Fund, Inc.	April 25, 2003

Buffalo USA Global Fund, Inc.	April 25, 2003

Buffalo Funds, a Delaware statutory trust, consisting of the following series

Buffalo Mid Cap Fund	April 25, 2003

Buffalo Science & Technology Fund	April 25, 2003

Buffalo Micro Cap Fund	May 21, 2004

Buffalo Jayhawk China Fund	December 1, 2006

Buffalo International Fund	on or after September 28, 2007